EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Strong 2014 Results

Company Increases Dividend 6.3% & Establishes 2015 FFO Guidance

$99.2MM of Shopping Center Acquisitions Year-to-Date in 2015

SAN DIEGO, Feb. 24, 2015 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the fourth quarter and year ended December 31, 2014.

4TH QUARTER 2014 HIGHLIGHTS

  Net income of $4.8 million, or $0.05 per diluted share
  Funds From Operations (FFO) of $20.2 million, or $0.21 per diluted share(1)
  $91.4 million in shopping center acquisitions
  97.6% portfolio leased rate at December 31, 2014 (130 bps increase vs. 12/31/13)
  5.9% increase in same-center cash net operating income (4Q14 vs. 4Q13)
  17.9% increase in same-space comparative cash rents
  All remaining warrants fully retired
  $250 million senior unsecured notes issued (due 2024, 4.0% coupon)
  Retired $200 million term loan
  Extended, expanded & lowered borrowing cost of unsecured credit facility

YEAR 2014 HIGHLIGHTS

  Net income of $21.0 million, or $0.24 per diluted share
  FFO of $74.6 million, or $0.85 per diluted share(1)
  $414.1 million in shopping center acquisitions
  3.6% increase in same-center cash net operating income (2014 vs. 2013)
  11.2% increase in same-space comparative cash rents
  $580 million of capital raised ($330mm of equity, $250mm of unsecured debt)
  31.6% debt-to-total market capitalization ratio at December 31, 2014
  Added to the S&P SmallCap 600 Index
  6.7% increase in cash dividends per share paid (2014 vs. 2013)

_________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "Capitalizing on the strong fundamentals across our portfolio and markets, we posted another exceptional year, in which we met or exceeded our 2014 objectives in each key aspect of our business. We acquired $414 million of shopping centers, encompassing 1.6 million square feet, expanding our portfolio by 27% and strategically enhancing our presence in each of our core West Coast metropolitan markets. For the fifth consecutive year, we increased occupancy, ending 2014 at a new record high for the company of 97.6%. Additionally, during 2014 we continued to further our financial strength and flexibility. We raised $580 million of new capital through a balance of sources, retired $220 million of short-term debt, and for the fourth year in a row, enhanced the terms of our unsecured credit facility, lowering the borrowing cost, expanding the capacity and extending the maturity." Tanz also added, "Building on our strong finish to 2014, we are already in full swing in 2015 and anticipate another strong, productive year of continuing to expand our portfolio and platform on the West Coast and delivering solid results."

FINANCIAL SUMMARY

For the three months ended December 31, 2014, net income was $4.8 million, or $0.05 per diluted share. FFO for the fourth quarter 2014 was $20.2 million, or $0.21 per diluted share. For the twelve months ended December 31, 2014, net income attributable to common stockholders was $21.0 million, or $0.24 per diluted share. FFO for the year 2014 was $74.6 million, or $0.85 per diluted share. ROIC reports FFO as a supplemental performance measure. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

In December 2014, ROIC issued, through its operating partnership, $250 million of senior unsecured notes. The notes bear interest at 4.0% and mature in December 2024. Additionally, in December 2014, ROIC retired its $200 million unsecured term loan and amended its unsecured revolving credit facility, modifying certain key terms, including: (1) increasing the borrowing capacity from $350 million to $500 million; (2) increasing the accordion feature, enabling the company to expand the borrowing capacity of the facility to $1 billion, subject to commitments and other conditions; (3) extending the maturity date to January 2019; and (4) lowering the interest rate spread to 100 basis points over LIBOR.

At December 31, 2014, ROIC had a total market capitalization of approximately $2.4 billion with $743.4 million of debt outstanding, equating to a 31.6% debt-to-total market capitalization ratio. ROIC's debt outstanding was comprised of $94.2 million of mortgage debt and $649.2 million of unsecured debt, including $156.5 million outstanding on its unsecured credit facility. For the fourth quarter 2014, ROIC's interest coverage was 4.0 times.

2014 ACQUISITION ACTIVITY

During 2014, ROIC acquired eight shopping centers for a total of $414.1 million, including the following three grocery-anchored shopping centers acquired during the fourth quarter 2014, totaling $91.4 million.

Moorpark Town Center

In December 2014, ROIC acquired Moorpark Town Center for $27.3 million. The shopping center is approximately 134,000 square feet and is anchored by Kroger (Ralph's) Supermarket and CVS Pharmacy. The property is located in Moorpark, California, within the Los Angeles metropolitan area and is currently 88.2% leased.

Mission Foothill Marketplace

In December 2014, ROIC acquired Mission Foothill Marketplace for $29.0 million. The shopping center is approximately 111,000 square feet and is anchored by Haggen Supermarket and CVS Pharmacy. The property is located in Mission Viejo, California, in the heart of Orange County and is currently 92.9% leased.

Wilsonville Town Center

In December 2014, ROIC acquired Wilsonville Town Center for $35.1 million. The shopping center is approximately 168,000 square feet and is anchored by Thriftway Supermarket and Rite Aid Pharmacy. The property is located in Wilsonville, Oregon, within the Portland metropolitan area and is currently 94.1% leased. ROIC funded the acquisition in part with the issuance of approximately $15.7 million in ROIC common equity in the form of operating partnership units.

2015 ACQUISITION ACTIVITY

Year-to-date in 2015, ROIC has acquired the following three grocery-anchored shopping centers, totaling $99.2 million.

Ontario Plaza

In January 2015, ROIC acquired Ontario Plaza for $31.0 million. The shopping center is approximately 150,000 square feet and is anchored by El Super Supermarket, a Southern California-based grocer, and Rite Aid Pharmacy. The property is located in Ontario, California, within the Los Angeles metropolitan area, and is currently 94.3% leased.

Park Oaks Shopping Center

In January 2015, ROIC acquired Park Oaks Shopping Center for $47.7 million. The shopping center is approximately 110,000 square feet and is anchored by Safeway (Von's) Supermarket. The property is located in Thousand Oaks, California, within the Los Angeles metropolitan area and is currently 96.3% leased.

Winston Manor

In January 2015, ROIC acquired Winston Manor for $20.5 million. The shopping center is approximately 50,000 square feet and is anchored by Grocery Outlet Supermarket, a Northern California-based grocer. The property is located in South San Francisco, California and is currently 100% leased.

LEASING SUMMARY

During the fourth quarter 2014, ROIC executed 66 leases, totaling 258,515 square feet, achieving a 17.9% increase in same space comparative base rent, on a cash basis, including 41 new leases, totaling 100,996 square feet, achieving a 16.7% increase in same-space comparative base rent, on a cash basis, and 25 renewed leases, totaling 157,519 square feet, achieving an 18.5% increase in base rent, on a cash basis. For the full year 2014, ROIC executed 266 leases, totaling 865,304 square feet, achieving an 11.2% increase in same-space comparative base rent, on a cash basis, including 139 new leases, totaling 441,888 square feet, achieving a 15.3% increase in same-space comparative base rent, on a cash basis, and 127 renewed leases, totaling 423,416 square feet, achieving a 9.0% increase in base rent, on a cash basis.

CASH DIVIDEND

On December 29, 2014, ROIC distributed a $0.16 per share cash dividend. During 2014, ROIC distributed quarterly cash dividends totaling $0.64 per share for the year, representing a 6.7% increase as compared to dividends paid during 2013.

On February 24, 2015, ROIC's board of directors declared a cash dividend of $0.17 per share, payable on March 30, 2015 to stockholders of record on March 16, 2015. The $0.17 per share dividend represents a 6.3% increase as compared to ROIC's previous dividend.

2015 FFO GUIDANCE

ROIC is establishing FFO guidance for 2015 to be within the range of $0.88 to $0.93 per diluted share, and net income to be within the range of $0.24 to $0.25 per diluted share. The following table provides a reconciliation of GAAP net income to FFO.

	For the year ending December 31, 2015
	Low End	High End

Net Income for period	$24,553	$25,948
Plus:
Depreciation & Amortization	$66,703	$70,493
Funds From Operations (FFO)	$91,256	$96,441

Weighted Average Diluted Shares	103,700	103,700

Earnings per share (diluted)	$0.24	$0.25
FFO per share (diluted)	$0.88	$0.93

ROIC's estimates are based on numerous underlying assumptions. ROIC's management will discuss the company's guidance and underlying assumptions on its February 25, 2015 conference call. ROIC's guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on Wednesday, February 25, 2015 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 38914118. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on February 25, 2015 and will be available until 11:59 p.m. Eastern Time on March 4, 2015. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 38914118. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (Nasdaq:ROIC), a member of the S&P SmallCap 600 Index, is a fully integrated, self-managed real estate investment trust. ROIC specializes in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. As of December 31, 2014, ROIC owned 61 shopping centers encompassing approximately 7.3 million square feet. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," "guidance" and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Real Estate Investments:
Land	$ 550,078,150	$ 458,252,028
Building and improvements	1,235,820,156	914,181,620
	1,785,898,306	1,372,433,648
Less: accumulated depreciation	88,173,334	57,499,980
Real Estate Investments, net	1,697,724,972	1,314,933,668
Cash and cash equivalents	10,773,406	7,919,697
Restricted cash	513,918	1,298,666
Tenant and other receivables, net	23,024,678	20,389,068
Deposits	4,500,100	775,000
Acquired lease intangible assets, net of accumulated amortization	71,432,664	55,887,471
Prepaid expenses	2,454,341	1,371,296
Deferred charges, net of accumulated amortization	39,730,973	33,121,980
Other	1,541,333	3,392,997
Total assets	$ 1,851,696,385	$ 1,439,089,843

LIABILITIES AND EQUITY
Liabilities:
Term loan	$ —	$ 200,000,000
Credit facility	156,500,000	56,950,000
Senior Notes Due 2023	246,173,927	245,845,320
Senior Notes Due 2024	246,521,114	—
Mortgage notes payable	94,183,258	118,903,258
Acquired lease intangible liabilities, net of accumulated amortization	118,358,661	85,283,882
Accounts payable and accrued expenses	12,173,382	11,923,998
Tenants' security deposits	3,960,699	3,422,910
Other liabilities	11,043,126	11,350,409
Total liabilities	888,914,167	733,679,777
	—	—
Commitments and contingencies

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 92,991,333 and 72,445,767 shares issued and outstanding at December 31, 2014 and 2013, respectively	9,293	7,238
Additional paid-in-capital	1,013,561,443	732,701,858
Dividends in excess of earnings	(80,975,650)	(47,616,570)
Accumulated other comprehensive loss	(8,882,417)	(8,969,137)
Total Retail Opportunity Investments Corp. stockholders' equity	923,712,669	676,123,389
Non-controlling interests	39,069,549	29,286,677
Total equity	962,782,218	705,410,066
Total liabilities and equity	$ 1,851,696,385	$ 1,439,089,843
RETAIL OPPORTUNITY INVESTMENTS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues
Base rents	$ 32,611,875	$ 25,996,921	$ 119,841,623	$ 86,194,511
Recoveries from tenants	8,807,822	6,948,029	32,945,321	22,497,745
Mortgage interest income	—	—	—	623,793
Other income	322,973	691,535	3,076,567	1,915,982
Total revenues	41,742,670	33,636,485	155,863,511	111,232,031

Operating expenses
Property operating	6,973,941	6,545,656	25,035,765	19,749,972
Property taxes	4,387,678	3,353,515	15,953,210	11,246,967
Depreciation and amortization	15,448,833	12,584,738	58,434,981	40,397,895
General and administrative expenses	2,875,335	2,080,566	11,199,632	10,058,669
Acquisition transaction costs	307,486	118,929	961,167	1,688,521
Other expenses	99,289	116,942	504,828	314,833
Total operating expenses	30,092,562	24,800,346	112,089,583	83,456,857
Operating income	11,650,108	8,836,139	43,773,928	27,775,174
Non-operating income (expenses)
Interest expense and other finance expenses	(6,898,587)	(4,880,875)	(27,593,259)	(15,854,978)
Gain on consolidation of joint venture	—	—	—	20,381,849
Equity in earnings from unconsolidated joint ventures	—	—	—	2,389,937
Gain on sale of real estate	—	—	4,868,553	—
Income from continuing operations	4,751,521	3,955,264	21,049,222	34,691,982
Loss from discontinued operations	—	—	—	(713,529)
Net income	4,751,521	3,955,264	21,049,222	33,978,453
Net income attributable to non-controlling interest	(164,758)	(164,892)	(748,177)	(164,892)
Net Income Attributable to Retail Opportunity Investments Corp.	$ 4,586,763	$ 3,790,372	$ 20,301,045	$ 33,813,561

Net income per share - basic:
Income from continuing operations	$ 0.05	$ 0.05	$ 0.24	$ 0.51
Loss from discontinued operations	—	—	—	(0.01)
Net income per share	$ 0.05	$ 0.05	$ 0.24	$ 0.50

Net income per share - diluted:
Income from continuing operations	$ 0.05	$ 0.05	$ 0.24	$ 0.49
Loss from discontinued operations	—	—	—	(0.01)
Net income per share	$ 0.05	$ 0.05	$ 0.24	$ 0.48

Dividends per common share	$ 0.16	$ 0.15	$ 0.64	$ 0.60

CALCULATION OF FUNDS FROM OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income attributable to ROIC	$ 4,586,763	$ 3,790,372	$ 20,301,045	$ 33,813,561
Plus: Depreciation and amortization	15,448,833	12,584,738	58,434,981	40,397,895
Depreciation and amortization attributable to unconsolidated joint ventures	—	—	—	1,059,761
Gain on sale of real estate	—	—	(4,868,553)	—
Loss from discontinued operations	—	—	—	713,529
Funds from operations - basic	20,035,596	16,375,110	73,867,473	75,984,746
Net income attributable to non-controlling interests	164,758	164,892	748,177	165,892
Funds from operations - diluted	$ 20,200,354	$ 16,540,002	$ 74,615,650	$ 76,150,638
CONTACT: Ashley Bulot, Investor Relations
         858-255-4913
         abulot@roireit.net